As filed with the Securities and Exchange Commission on December 18, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Micromet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-2243564
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6707 Democracy Blvd., Suite 505
Bethesda, Maryland 20817

(Address of Principal Executive Offices)

Amended and Restated 2003 Equity Incentive Award Plan
Employee Stock Purchase Plan

(Full title of the plan)

Barclay A. Phillips
Senior Vice President and Chief Financial Officer
Micromet, Inc.
6707 Democracy Blvd., Suite 505
Bethesda, Maryland 20817
(240) 752-1420

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthias Alder, Esq. Senior Vice President, General Counsel and Corporate Secretary Micromet, Inc. 6707 Democracy Blvd., Suite 505 Bethesda, Maryland 20817 (240) 752-1420	Darren K. DeStefano, Esq. Brian F. Leaf, Esq. Cooley Godward Kronish LLP One Freedom Square, Reston Town Center 11951 Freedom Drive Reston, Virginia 20190-5656 (703) 456-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of Registration Fee
Common Stock, par value $0.00004 per share, reserved for future issuance under the Amended and Restated 2003 Equity Incentive Award Plan, including associated rights to purchase Series A Junior Participating Preferred Stock	12,070,441 shares (2)	$6.40 (4)	$77,250,822 (4)	$4,310.60
Common Stock, par value $0.00004 per share, reserved for future issuance under the Employee Stock Purchase Plan, including associated rights to purchase Series A Junior Participating Preferred Stock	20,000 shares (3)	$6.40 (4)	$128,000 (4)	$7.14
Totals	12,090,441 shares

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock (the “Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.  In addition, pursuant to Rule 416(c) under the Securities Act and General Instruction F to Form S-8, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Amended and Restated 2003 Equity Incentive Award Plan (the “2003 EIAP”) pursuant to an “evergreen” provision contained in the 2003 EIAP, less amounts previously registered, as described below under the Explanatory Note.

(3)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Employee Stock Purchase Plan (the “2003 ESPP”) pursuant to an “evergreen” provision contained in the 2003 ESPP, less amounts previously registered, as described below under the Explanatory Note.

(4)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act.  The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock on December 15, 2009, as reported on The Nasdaq Global Market.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE OF CONTENTS OF
REGISTRATION STATEMENTS ON FORM S-8 NOS. 333-110085 AND 333-120579

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plans is effective.

2003 EIAP

The 2003 EIAP authorizes the issuance of a number of shares of Common Stock equal to the sum of (i) 2,500,000 shares, (ii) the number of shares of Common Stock remaining available for issuance and not subject to options granted under the Registrant’s Third Amended and Restated 2000 Stock Incentive Plan (the “2000 Plan”) as of June 10, 2004, (iii) with respect to awards granted under the 2000 Plan on or before June 10, 2004, that expire or are cancelled without having been exercised in full or shares of Common Stock that are repurchased pursuant to the terms of awards granted under the 2000 Plan, the number of shares of Common Stock subject to each such award as to which such award was not exercised prior to its expiration or cancellation or which are repurchased, plus (iv) an amount on June 10, 2004, and each June 10th during the term of the 2003 EIAP, equal to the lesser of (A) 5% of the Registrant’s outstanding shares of Common Stock on such date, (B) 2,500,000 shares or (C) a lesser amount as may be determined by the Registrant’s board of directors.

The 2003 EIAP was amended effective as of December 10, 2007 to provide that the automatic “evergreen” increase described in clause (iv) above shall occur on January 1 of each year, beginning on January 1, 2008, rather than on June 10 of each such year.

 As of June 10, 2004, the Registrant had terminated the 2000 Plan and 45,637 shares remained available for issuance under the 2000 Plan and became available for issuance under the 2003 EIAP pursuant to clause (ii) above.  As of the date of this Registration Statement, with respect to awards granted under the 2000 Plan on or before June 10, 2004, options to purchase 94,462 shares have expired or have been cancelled prior to exercise and have become available for issuance under the 2003 EIAP pursuant to clause (iii) above, and options to purchase 179,849 shares remain outstanding under the 2000 Plan and may become available for issuance under the 2003 EIAP pursuant to clause (iii) above.

The increase on June 10, 2004 pursuant to clause (iv) was 1,337,659 shares.  The increase on June 10, 2005 pursuant to clause (iv) was 1,398,086 shares.  The increase on June 10, 2006 pursuant to clause (iv) was 1,459,540 shares.  The increase on June 10, 2007 pursuant to clause (iv) was 1,575,203 shares.  The increase on January 1, 2008 pursuant to clause (iv), as amended, was 2,038,912 shares.  The increase on January 1, 2009 pursuant to clause (iv), as amended, was 2,500,000 shares.  The increase on January 1, 2010 pursuant to clause (iv), as amended, will be 2,500,000.  Therefore, as of January 1, 2010, the maximum number of shares of Common Stock reserved for issuance under the 2003 EIAP will be 15,629,348 shares.

The Registrant previously registered (i) 2,500,000 shares of its Common Stock for issuance under the 2003 EIAP on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2003 (File No. 333-110085) (the “First Registration Statement”) and (ii) an additional 8,176,722 shares of Common Stock for issuance under the 2003 EIAP on a Registration Statement on Form S-8 filed with the Commission on November 17, 2004 (File No. 333-120579) (the “Second Registration Statement”).  In accordance with Rule 416(b) under the Securities Act, as a result of a 1-for-3 reverse stock split effected by the Registrant on May 5, 2006 (the “2006 Reverse Stock Split”), the number of shares of Common Stock registered pursuant to the First Registration Statement and the Second Registration Statement was proportionately reduced from 10,676,722 shares to 3,558,907 shares in the aggregate.  Accordingly, the Registrant is hereby registering 12,070,441 additional shares of Common Stock for issuance pursuant to the 2003 EIAP.

2003 ESPP

The 2003 ESPP authorizes the issuance of a number of shares of Common Stock equal to the sum of (i) 300,000 shares plus (ii) an annual increase amount on December 31, 2003, and each December 31st during the term of the 2003 ESPP, equal to the lesser of (A) 1% of the Registrant’s outstanding shares of Common Stock on such date, (B) 30,000 shares or (C) a lesser amount as may be determined by the Registrant’s board of directors.

The increase on each of December 31, 2003, December 31, 2004 and December 31, 2005 pursuant to clause (ii) was 30,000 shares.  On May 5, 2006, as a result of the 2006 Reverse Stock Split, pursuant to the provisions of the 2003 ESPP the number of shares authorized for issuance under the 2003 ESPP was proportionately reduced from 390,000 shares to 130,000 shares in the aggregate.  The increase on each of December 31, 2006, December 31, 2007 and December 31, 2008 pursuant to clause (ii) was 30,000 shares.  Therefore, as of the date hereof, the total number of shares of Common Stock reserved for issuance under the 2003 ESPP is 220,000 shares.

The Registrant previously registered 600,000 shares of its Common Stock for issuance under the 2003 ESPP on the First Registration Statement.  In accordance with Rule 416(b) under the Securities Act, as a result of the 2006 Reverse Stock Split, the number of shares of Common Stock registered pursuant to the First Registration Statement was proportionately reduced to 200,000 shares in the aggregate.  Accordingly, the Registrant is hereby registering 20,000 additional shares of Common Stock for issuance pursuant to the 2003 ESPP.

Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the First Registration Statement and Second Registration Statement referenced above.

Item 8.  Exhibits

Exhibit Number		Description of Document

3.1(	1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(	2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.

3.3(	3)	Certificate of Designations for Series A Junior Participating Preferred Stock of the Registrant.

3.4(	4)	Amended and Restated Bylaws of the Registrant.

4.1(	5)	Form of the Registrant’s Common Stock Certificate.

4.2(	3)	Rights Agreement, dated as of November 3, 2004, by and between the Registrant and American Stock Transfer & Trust, LLC, as successor to Mellon Investor Services LLC.

4.4(	6)	First Amendment to Rights Agreement, dated as of March 17, 2006, by and by and between the Registrant and American Stock Transfer & Trust, LLC, as successor to Mellon Investor Services LLC.

5.1(	7)	Opinion of Cooley Godward Kronish LLP.

23.1(	7)	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2(	7)	Consent of Ernst & Young GmbH WPG formerly known as Ernst & Young AG WPG and Ernst & Young Deutsche Allgemeine Treuhand AG WPG, independent registered public accounting firm.

23.3		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page hereto.

99.1(	7)	Amended and Restated 2003 Equity Incentive Plan, as amended.

99.2(	8)	Employee Stock Purchase Plan.

(1)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on December 11, 2003, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 10, 2006, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 8, 2004, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 9, 2007, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 16, 2007, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 20, 2006, and incorporated herein by reference.

(7)	Filed herewith.

(8)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-110085), filed with the Commission on October 30, 2003, and incorporated herein by reference.

UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on December 18, 2009.

MICROMET, INC.

By:	/s/ Barclay Phillips
Barclay A. Phillips
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Barclay A. Phillips and Matthias Alder and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David F. Hale	Chairman of the Board of Directors and Director	December 18, 2009
David F. Hale

/s/ Christian Itin	President, Chief Executive Officer and Director	December 18, 2009
Christian Itin	(Principal Executive Officer)

/s/ Barclay A. Phillips	Senior Vice President and Chief Financial Officer	December 18, 2009
Barclay A. Phillips	(Principal Financial Officer and Principal Accounting Officer)

/s/ Jerry C. Benjamin	Director	December 18, 2009
Jerry C. Benjamin

/s/ John E. Berriman	Director	December 18, 2009
John E. Berriman

/s/ Michael G. Carter	Director	December 18, 2009
Michael G. Carter

/s/ Kapil Dhingra	Director	December 18, 2009
Kapil Dhingra

/s/ Peter Johann	Director	December 18, 2009
Peter Johann

/s/ Joseph P. Slattery	Director	December 18, 2009
Joseph P. Slattery

/s/ Otello Stampacchia	Director	December 18, 2009
Otello Stampacchia

EXHIBIT INDEX

Exhibit Number		Description of Document

3.1(	1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2(	2)	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant.

3.3(	3)	Certificate of Designations for Series A Junior Participating Preferred Stock of the Registrant.

3.4(	4)	Amended and Restated Bylaws of the Registrant.

4.1(	5)	Form of the Registrant’s Common Stock Certificate.

4.2(	3)	Rights Agreement, dated as of November 3, 2004, by and between the Registrant and American Stock Transfer & Trust, LLC, as successor to Mellon Investor Services LLC.

4.4(	6)	First Amendment to Rights Agreement, dated as of March 17, 2006, by and by and between the Registrant and American Stock Transfer & Trust, LLC, as successor to Mellon Investor Services LLC.

5.1(	7)	Opinion of Cooley Godward Kronish LLP.

23.1(	7)	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2(	7)	Consent of Ernst & Young GmbH WPG formerly known as Ernst & Young AG WPG and Ernst & Young Deutsche Allgemeine Treuhand AG WPG, independent registered public accounting firm.

23.3		Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.

24.1		Power of Attorney. Reference is made to the signature page hereto.

99.1(	7)	Amended and Restated 2003 Equity Incentive Plan, as amended.

99.2(	8)	Employee Stock Purchase Plan.

(1)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on December 11, 2003, and incorporated herein by reference.

(2)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q, filed with the Commission on May 10, 2006, and incorporated herein by reference.

(3)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on November 8, 2004, and incorporated herein by reference.

(4)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 9, 2007, and incorporated herein by reference.

(5)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K, filed with the Commission on March 16, 2007, and incorporated herein by reference.

(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Commission on March 20, 2006, and incorporated herein by reference.

(7)	Filed herewith.

(8)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-110085), filed with the Commission on October 30, 2003, and incorporated herein by reference.